Exhibit 12.2

Certification of Principal Executive Officer

Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

Under the Securities Exchange Act of 1934, as Amended

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Didi Zhang, certify that:

1.	I have reviewed this Annual Report on Form 20-F for the fiscal year ended June 30, 2025 of Beta FinTech Holdings Limited;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	[paragraph omitted]

5.	[paragraph omitted]

Date: December 19, 2025	/s/ Didi Zhang
Didi Zhang
Chief Financial Officer
(Principal Executive Officer)